Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated April 18, 2021 to the board of directors of Webster Financial Corporation (“Webster”) as Annex C to the joint proxy statement/prospectus relating to the proposed merger of Webster and Sterling Bancorp, which joint proxy statement/prospectus forms a part of the Amendment No. 1 to the registration statement on Form S-4 of Webster (the “Amended Registration Statement”), and (ii) the references to such opinion in such joint proxy statement/prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

July 6, 2021